As filed with the Securities and Exchange Commission on September 22, 2021

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sasol Limited

(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa

(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable

(I.R.S. Employer Identification Number)

Sasol Place, 50 Katherine Street, Sandton, 2196

South Africa

Tel: +27 10 344 5000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Sasol Financing USA LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable

(I.R.S. Employer Identification Number)

12120 Wickchester Lane

Houston, Texas 77079, USA

Tel: +1 281-588-3000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011, USA

Tel: +1 404-888-6494
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Trevor Ingram
Shearman & Sterling (London) LLP
9 Appold Street
London EC2A 2AP, England
Tel: +44 (20) 7655-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(5)
Debt securities and guarantees(2)	Indeterminate	$0

Ordinary shares of Sasol Limited (including ordinary shares represented by American Depositary Shares) (3)

Rights to purchase ordinary shares of Sasol Limited (including ordinary shares represented by American Depositary Shares) (3)

	Indeterminate Indeterminate	$0 $0

(1)	There is being registered hereunder an indeterminate initial offering price, aggregate number of, or principal amount of ordinary shares of Sasol Limited, rights to purchase ordinary shares of Sasol Limited (including ordinary shares represented by American Depositary Shares) or guaranteed debt securities of Sasol Financing USA LLC and related guarantees thereof, by Sasol Limited, as the case may be, each as may be issued from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Sasol Limited will fully and unconditionally guarantee the debt securities of Sasol Financing USA LLC under a guarantee of the payment of principal of, and any premium, interest and “Additional Amounts” on, such debt securities when due, whether at maturity or otherwise. No separate consideration will be received for the guarantees.
(3)	A portion of the ordinary shares, no par value, of Sasol Limited may be represented by American Depositary Shares, each of which represents one ordinary share.
(4)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(5)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee.

Prospectus

Sasol Financing USA LLC

(a Delaware limited liability company)

Sasol Limited

(incorporated in the Republic of South Africa with limited liability)

This prospectus offers:

Guaranteed Debt Securities of Sasol Financing USA LLC, Ordinary Shares of Sasol Limited and Rights to Subscribe for Ordinary Shares of Sasol Limited

_____________

We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering. This prospectus may be used by a selling securityholder to sell securities from time to time.

Our ordinary shares are listed on the Main Board of the exchange operated by JSE Limited under the symbol “SOL”.  The American depositary shares, or ADSs, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “SSL”.

Investing in these securities involves risks that are described in the “Risk Factors” section contained in the applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that has been filed with the Securities and Exchange Commission, which we refer to as the “SEC”, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer the offered securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities and the extent to which such terms differ from the general terms described in “Description of Debt Securities”, “Description of Share Capital”, “Description of ADSs” or “Description of Rights to Subscribe for Ordinary Shares”, as the case may be. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement(s), together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the securities offered by this prospectus.

All references to the “group”, “us”, “we”, “our”, “company”, or “Sasol” in this prospectus are to Sasol Limited, its group of subsidiaries and its interests in associates, joint arrangements and structured entities. All references in this prospectus are to Sasol Limited or the companies comprising the group, as the context may require. All references to “(Pty) Ltd” refer to Proprietary Limited, a form of corporation in South Africa which restricts the right of transfer of its shares and prohibits the public offering of its shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the document listed below:

•	Our annual report on Form 20-F for the year ended June 30, 2021 filed with the SEC on September 22, 2021 (our “Form 20-F”).

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus. This prospectus is part of a registration statement filed with the SEC.

As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Senior Vice President: Legal, IP & Compliance

Sasol South Africa Ltd

Sasol Place

50 Katherine Street

Sandton 2196

South Africa

Telephone: +27 10 344 5000

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We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover page of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference forward-looking statements. We have based these forward-looking statements on our current expectations and projections of future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business. You should consider any forward-looking statements in light of the risks and uncertainties described in the information contained or incorporated by reference in this prospectus. See “Where You Can Find More Information”. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the future events described in this prospectus may not occur.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Sasol Limited is incorporated under the laws of the Republic of South Africa (“South Africa”). Most of Sasol Limited’s directors and officers, and the experts named herein, reside outside the United States, principally in South Africa. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

In addition, most of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or our directors and officers judgments obtained in U.S. courts predicated on the civil liability provisions of the federal securities laws of the United States.

We have been advised by Edward Nathan Sonnenbergs Inc. (trading as ENSafrica), our South African counsel, that there is doubt as to the enforceability in South Africa, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated on the U.S. federal securities laws.

SASOL LIMITED

Sasol is a global integrated chemicals and energy company spanning 30 countries. Through its talented people, it uses its expertise and selected technologies to safely and sustainably source, manufacture and market chemical and energy products globally.

Sasol Limited, which is the ultimate holding company of our group, is a public company. It was incorporated under the laws of the Republic of South Africa in 1979 and has been listed on the exchange operated by JSE Limited (“JSE”) since October 1979. Our ADRs have been listed on the New York Stock Exchange (“NYSE”) since April 2003. Our registered office and corporate headquarters are at Sasol Place, 50 Katherine Street, Sandton, 2196, South Africa. Our general website is at www.sasol.com. Information contained on our website is not, and shall not be deemed to be, part of this prospectus.

SASOL FINANCING USA LLC

Sasol Financing USA LLC, or the Issuer, was formed as a limited liability company in 2018 under the laws of the State of Delaware. The Issuer’s sole member is Sasol (USA) Corporation, and the Issuer is an indirect wholly owned subsidiary of Sasol Limited.  The Issuer’s principal activities are to provide treasury services to the group.  It has no other operations.

RISK FACTORS

For a description of some of the risks that could materially affect an investment in the securities being offered, you should read the discussion of risk factors in “Item 3D: Risk Factors”, starting on page 10 in our Form 20-F, and identified in our future filings with the SEC, incorporated herein by reference, and in any applicable prospectus supplement in relation to an offering of securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business operations.

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REASONS FOR THE OFFERING AND USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from our sale of the securities under this prospectus to our general funds and will use them for our general corporate purposes, including for funding our working capital, project development or capital expenditure requirements.

Sasol Financing USA LLC may lend the net proceeds from the sale of any guaranteed debt securities offered by it to us or our other subsidiaries to be used for these purposes.

We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities that may be offered. Unless the context otherwise requires, we will refer to the ordinary shares, rights, ADSs, guaranteed debt securities and guarantees as the “offered securities”. Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” prior to purchasing any of the securities offered by this prospectus.

The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the other specific terms related to the offering, and any U.S. federal income tax consequences and South African tax considerations applicable to the offered securities.

For more detail on the terms of the offered securities, you should read the exhibits filed with, or incorporated by reference into, our registration statement on Form F-3.

SOUTH AFRICAN RESERVE BANK APPROVAL

The issuance of guaranteed debt securities by Sasol Financing USA LLC under this prospectus will, in respect of the guarantee granted by Sasol Limited, require the approval of the Financial Surveillance Department of the South African Reserve Bank. The issuance of other securities under this prospectus may be subject to the approval of the Financial Surveillance Department of the South African Reserve Bank.

DESCRIPTION OF DEBT SECURITIES

        Sasol Financing USA LLC (the “Issuer”) may issue debt securities in one or more distinct series. This prospectus describes certain general information in relation to the debt securities. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts the general information set forth below.

        Except where the context clearly refers to Sasol Limited as the guarantor of the debt securities, “we”, “us” and “our” in this section refers to the Issuer.

        As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture”. An indenture is a contract between us and a financial institution acting as trustee on behalf of holders of such bonds or notes. The trustee has two main roles. First, the trustee can enforce the rights of such persons against us if we default. There are some limitations on the extent to which the trustee acts on such persons’ behalf, described under “Events of Default”. Second, the trustee performs certain administrative duties for us.

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        The Issuer will issue guaranteed debt securities under an indenture, as supplemented from time to time (the “indenture”), to be entered into among Sasol Financing USA LLC as issuer, Sasol Limited (“Sasol”) as guarantor, and Wilmington Savings Fund Society, FSB as trustee (the “trustee”). The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended.

        As this section is a summary, it does not describe every aspect of the debt securities, the guarantee or the indenture. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

General

        The debt securities offered by this prospectus will not be limited and the indenture will not limit the amount of debt securities that may be issued under it. The indenture provides that any debt securities proposed to be sold under this prospectus and any attached prospectus supplement may be issued under the indenture in one or more series.

        The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered including:

•	the designation or title of the series of debt securities;
•	the aggregate principal amount of the series of debt securities;
•	the percentage of the principal amount at which the series of debt securities will be offered;
•	the date or dates on which principal will be payable;
•	the rate or rates of interest (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•	the terms for redemption, extension or early repayment, if any;
•	the currencies in which the series of debt securities are issued and payable;
•	the provision for any sinking fund;
•	any provisions modifying the restrictive covenants in the indenture;
•	any provisions modifying the events of default in the indenture;
•	whether the series of debt securities are issuable in certificated form;
•	any provisions modifying the defeasance and covenant defeasance provisions;
•	any special tax implications, including provisions for original issue discount;
•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•	whether the debt securities are subject to subordination and the terms of such subordination;
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•	the terms of the guarantee;
•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of this option;
•	any provisions granting special rights to the holders of the debt securities, including any provisions requiring us or Sasol to offer to repurchase debt securities, upon the occurrence of specific events;
•	the percentages of consolidated net tangible assets applicable to each of (i) the definition of Principal Property, (ii) the limitation on liens and (iii) the limitation on sale and leaseback transactions; and
•	any other terms.

        The debt securities will be the unsecured obligations of the Issuer. Unless the debt securities are subject to subordination as specified in the prospectus supplement, the debt securities will rank equally with the other unsecured and unsubordinated indebtedness of the Issuer. If subordinated, debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of the unsecured and unsubordinated indebtedness of the Issuer, subject to the terms of subordination to be set forth in the prospectus supplement.

        Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by the Issuer in immediately available funds.

        For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

        The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “securities”. The indenture also provides that there may be more than one trustee, each with respect to one or more different series of securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to those series of securities for which it is trustee. If two or more trustees are acting under the indenture, then the securities for which each trustee is acting would be treated as if issued under a separate indenture.

        The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.

        We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        We have the ability to issue securities with terms different from those of securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of securities and issue additional securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

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Full and Unconditional Guarantee of Debt Securities of the Issuer

        Sasol will fully and unconditionally guarantee any debt securities issued by the Issuer under a guarantee of the payment of principal of, and any premium, interest and “additional amounts” on, these debt securities when due, whether at maturity or otherwise. Sasol must obtain the approval of the Financial Surveillance Department of the South African Reserve Bank (“FinSurv”) to provide this guarantee. Therefore, the issuance of guaranteed debt securities by the Issuer under this prospectus will, in respect of the guarantee granted by Sasol, require the approval of FinSurv. Unless the guarantees are subject to subordination as specified in the prospectus supplement, the guarantees will rank equally with other unsecured and unsubordinated indebtedness of Sasol. Because the guarantees determine the ranking of the debt guaranteed by them, guaranteed debt securities issued by the Issuer will also rank equally with other unsecured and unsubordinated indebtedness of Sasol, unless otherwise specified in the prospectus supplement. For a discussion of the payment of “additional amounts”, please see “Payment of Additional Amounts with Respect to the Debt Securities” below. Under the terms of the full and unconditional guarantee, holders of the guaranteed debt securities will not be required to exercise their remedies against the Issuer before they proceed directly against Sasol.

Payment of Additional Amounts with Respect to the Debt Securities

        We will pay all amounts of principal of, and any premium and interest on, any debt securities, and all payments pursuant to the guarantee shall be made, without deduction or withholding for any present or future taxes, duties, assessments or other charges imposed by the government of South Africa, the United States of America or any other jurisdiction where we or the guarantor are organized or tax resident or in which we are treated as being engaged in a trade or business, as the case may be, or the government of a jurisdiction in which a successor to us or the guarantor, as the case may be, is organized or tax resident (“Taxing Jurisdiction”), unless such taxes, duties, assessments or governmental charges are required by such Taxing Jurisdiction to be withheld or deducted. In that event, we or the guarantor, as applicable, will pay such additional amounts of, or in respect of, principal and any premium and interest (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder of a debt security of the amounts which would have been payable in respect of such debt security or the guarantee thereof, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts will be payable for or on account of:

•	any tax, duty, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction;
•	any tax, duty, assessment or other governmental charge that is only payable because either:
o	some present or former connection exists between the holder, or a third party on behalf of such holder, or beneficial owner of the debt security and a Taxing Jurisdiction other than as a result of holding a debt security or enforcing its rights thereunder (including, but not limited to, being or having been a citizen, resident or national thereof, or being or having been present or engaged in business therein, or having or having had a permanent establishment therein, but not including the mere holding or ownership of a debt security); or
o	the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;
•	any estate, inheritance, gift, sale, transfer, personal property, value added, excise or similar tax, duty, assessment or other governmental charge;
•	any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;
•	any tax, duty, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us or the guarantor (A) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (B) to make any claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from or reduction in all or part of such tax, assessment or other governmental charge;
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•	any tax, assessment or other governmental charge imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the date of issuance of any series of debt securities (and any amended or successor version that is substantially comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;
•	any tax, assessment or other governmental charge imposed by reason of the holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
•	any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of Code, and the regulations promulgated thereunder) of us or (2) a controlled foreign corporation that is related to us within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the holder’s status as described in clauses (1) through (3) of this bullet;
•	in the case of a holder that is a U.S. Person (as defined below), the amount of any withholding tax or deduction, or any similar tax, imposed by the United States of America or a political subdivision thereof; or
•	any combination of the withholdings, taxes, duties assessments or other governmental charges described above.

        Additionally, Additional Amounts shall not be paid with respect to any payment to a holder of a debt security who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of such payment would not have been entitled to such Additional Amounts had it been the holder.

        The prospectus supplement will describe any additional circumstances under which Additional Amounts will not be paid with respect to debt securities.

        References in this prospectus and the prospectus supplement to principal or interest will be deemed to include Additional Amounts payable with respect thereto.

        As used in this section “— Payment of Additional Amounts with Respect to the Debt Securities”, “U.S. Person” means any individual who is a citizen or resident of the United States of America for U.S. federal income tax purposes, a corporation created or organized in or under the laws of the United States of America, any state of the United States of America or the District of Columbia, a partnership or other entity created or organized in or under the laws of the United States of America, any state of the United States of America or the District of Columbia (other than a partnership or other entity that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Optional Tax Redemption

        Unless otherwise indicated in the applicable prospectus supplement, we or the guarantor may redeem each series of debt securities at our or the guarantor’s option in whole but not in part at any time (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), if:

•	we or the guarantor would be required to pay Additional Amounts, as a result of any change in the tax laws or treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction or, in the case of a treaty, to which a Taxing Jurisdiction is a party that, in the case of us or the guarantor, becomes effective on or after the date of issuance of that series (or, in the case of a successor, that becomes effective after the date such successor becomes such), as explained above under “Payment of Additional Amounts with Respect to the Debt Securities”, or
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•	there is a change in the official application or interpretation of a treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

In both of these cases, however, we will not be permitted to redeem a series of debt securities if we or the guarantor can avoid either the payment of Additional Amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us or the guarantor. For the avoidance of doubt, reasonable measures shall not include changing our or the guarantor’s jurisdiction of incorporation.

Except in the case of outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Additional Mechanics

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry form only represented by global securities.

Holders of Registered Debt Securities

        Book-Entry Holders.    We will issue registered debt securities in book-entry form only, unless we specify otherwise in our applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

        Street Name Holders.    In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.

        For our debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.

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        Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

        Legal Holders.    Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

        What is a Global Security?    As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security that we issue in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

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        Special Considerations for Global Securities.    As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.
•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Holders of Registered Debt Securities” above.
•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are not permitted by law to own securities in book-entry form.
•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.
•	The depositary requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Special Situations when a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Holders of Registered Debt Securities” above.

        The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 120 days;
•	if we notify the trustee that we wish to terminate that global security;
•	if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; or
•	if any other condition specified in our prospectus supplement occurs.

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        The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the direct holders of those debt securities.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable registrar’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “regular record date”. Because we will pay all the interest for an interest period to the holders on the regular record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest”.

        Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Global Securities—What Is a Global Security?”.

        Payments on Certificated Securities.    We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the trustee in Wilmington, Delaware and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. All payments by check will be made in next-day funds, that is funds that become available on the day after the check is cashed.

        Alternatively, if a certificated security has a face amount of at least $10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Payment when Offices Are Closed.    If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Events of Default

        You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

        What Is an Event of Default?    Unless we specify otherwise in the applicable prospectus supplement, the term “Event of Default” in respect of the debt securities of your series means any of the following:

•	failure to pay the principal of, or any premium on, a debt security of that series on its due date;
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•	failure to pay interest or additional amounts on a debt security of that series within 30 days of its due date;
•	failure to deposit any sinking fund payment in respect of debt securities of that series on its due date;
•	we or the guarantor remain in breach of a covenant in respect of debt securities of that series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of that series;
•	we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;
•	the guarantee ceases to be in full force and effect; or
•	any other Event of Default in respect of debt securities of that series described in the prospectus supplement occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the affected series.

        Remedies if an Event of Default Occurs.    Unless we specify otherwise in the applicable prospectus supplement, if an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) satisfactory to the trustee. If an indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Unless we specify otherwise in the applicable prospectus supplement, before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;
•	the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•	the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

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        Unless we specify otherwise in the applicable prospectus supplement, holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, any premium or interest; and
•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

        Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

        Under the terms of the indenture, we and the guarantor are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities;
•	immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing. For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default—What Is an Event of Default?”. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•	we must deliver certain certificates and documents to the trustee; and
•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we can make to the indenture and the debt securities issued under the indenture.

        Changes Requiring Your Approval.    First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes unless we specify otherwise in the applicable prospectus supplement:

•	change the stated maturity of the principal of (or premium, if any) or interest on a debt security;
•	reduce any amounts due on a debt security;
•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•	adversely affect any right of repayment at the holder’s option;
•	change the place or currency of payment on a debt security;
•	impair your right to sue for payment;
•	adversely affect any right to convert or exchange a debt security in accordance with its terms;
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•	reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the indenture;
•	reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture;
•	modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•	change any obligation to pay additional amounts, as explained above under “Payment of Additional Amounts with Respect to the Debt Securities”.

        Changes Not Requiring Approval.    The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

        Changes Requiring Majority Approval.    Any other change to the indenture or the debt securities would require the following approval unless we specify otherwise in the applicable prospectus supplement:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series;
•	if the change affects more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.

        The holders of a majority in principal amount of any series of debt securities issued under the indenture may waive our and the guarantor’s compliance with some of our covenants in the indenture.

        However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Changes Requiring Your Approval”.

        Further Details Concerning Voting.    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within eleven months following the record date. Unless otherwise specified in the applicable prospectus supplement, the holder of a debt security will be entitled to one vote for each $1,000 principal amount of the debt security that is outstanding and held by it. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance”.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state otherwise in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

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Covenant Defeasance.    We or the guarantor can make the deposit described below and be released from some of the restrictive covenants in the indenture under which a particular series was issued, subject to the conditions below. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;
•	the “covenant defeasance” must not otherwise result in a breach of the indenture or any of our or the guarantor’s material agreements;
•	no Event of Default must have occurred and remain uncured;
•	we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity; and
•	we must deliver to the trustee a legal opinion and officer’s certificate, each stating that all conditions precedent to “covenant defeasance” under the indenture have been met.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we or the guarantor can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;
•	the “full defeasance” must not otherwise result in a breach of the indenture or any of our or the guarantor’s material agreements;
•	no Event of Default must have occurred and remain uncured;
•	we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities of the particular series would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and
•	we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to “full defeasance” under the indenture have been met.

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

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Form, Exchange and Transfer of Registered Securities

        If registered debt securities cease to be issued in global form, they will be issued:

•	only in fully registered certificated form;
•	without interest coupons; and
•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $200,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the place of payment as specified in the applicable prospectus supplement. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any debt securities of a particular series are redeemable, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Limitation on Liens

        Sasol covenants in the indenture that it will not, nor will it permit any “Restricted Subsidiary” to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other similar encumbrance (a “lien” or “liens”) upon any “Principal Property” of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively securing the securities issued under the indenture equally and ratably with or prior to the secured Debt. Please see further below for definitions of “Restricted Subsidiary” and “Principal Property”.

        This lien restriction will not apply to, among other things:

•	liens on property, shares of stock or indebtedness of any corporation existing at the time it becomes a subsidiary of Sasol provided that any such lien was not created in contemplation of becoming a subsidiary;
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•	liens on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of the property or to secure any Debt incurred prior to, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon;
•	liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary, to secure all or any part of the cost of exploration, drilling, development, improvement, construction, alteration or repair of any part of the Principal Property or to secure any Debt incurred to finance or refinance all or any part of such cost;
•	liens existing at the date of the indenture;
•	liens that secure debt owing by a Restricted Subsidiary to Sasol or any subsidiary of Sasol;
•	liens on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with Sasol or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Sasol or a Restricted Subsidiary;
•	liens arising by operation of law (other than by reason of default);
•	liens to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred;
•	liens arising pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar document evidencing the interest of Sasol or a Restricted Subsidiary in any mine or any oil or gas producing property or related facilities (including pipelines), provided that any such lien is limited to such interest;
•	liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary in relation to which Project Finance Indebtedness (as defined below) has been incurred, to secure that Project Finance Indebtedness;
•	liens created in accordance with normal practice to secure Debt of Sasol whose main purpose is the raising of finances under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies; and
•	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any liens referred to above, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement lien shall be limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

        In addition, the lien restriction does not apply to Debt secured by a lien, if the Debt, together with all other Debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions entered into after our first issuance of debt securities under the indenture (but not including “Sale and Lease Back Transactions” pursuant to which debt has been retired), does not exceed a certain percentage of the consolidated net tangible assets of Sasol and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

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        The following types of transactions shall not be deemed to create Debt secured by a lien:

•	the sale or other transfer, by way of security or otherwise, of (a) coal, oil, gas or other minerals in place or at the wellhead or a right or license granted by any governmental authority to explore for, drill, mine, develop, recover or get such coal, oil, gas or other minerals (whether such license or right is held with others or not) for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such coal, oil, gas or other minerals, or (b) any other interest in property of the character commonly referred to as a “production payment”, “royalty” or “stream”; and
•	liens on property in favor of the United States or any state thereof, or the Republic of South Africa, or any other country, or any political subdivision of any of the foregoing, or any department, agency or instrumentality of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property or acquisition of equipment subject to such liens.

        The term “Restricted Subsidiary” is defined in the indenture to mean any wholly owned subsidiary of Sasol which owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company and any other subsidiary designated as a “Restricted Subsidiary” in the applicable prospectus supplement.

        The term “Principal Property” is defined in the indenture to mean (a) oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (b) any refining or manufacturing plant, (c) any mine, mineral deposit or processing plant, or (d) any building, pipeline, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case whose net book value exceeds a certain percentage of consolidated net tangible assets of Sasol, unless the board of directors of Sasol thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

        The term “Project Finance Indebtedness” is defined in the indenture to mean any indebtedness incurred in relation to any asset for the purposes of financing the whole or any part of the acquisition, creation, construction, expansion, operation, improvement or development of such asset where the financial institution(s) or other persons to whom such indebtedness is owed (and any trustees or other agents therefor) has or have recourse to (i) the applicable project borrower (where such project borrower is formed solely or principally for the purpose of the relevant project) and any or all of its rights and assets and/or (ii) such asset (or any derivative asset thereof) but, in either case, does not or do not have recourse to Sasol or any of its subsidiaries other than in respect of (a) Sasol’s or such subsidiary’s interests in the equity or indebtedness of the applicable project borrower or the interests of Sasol or any other of its subsidiaries in the equity or indebtedness of any subsidiary that holds, directly or indirectly, interests in the equity or indebtedness of the applicable project borrower, (b) the rights of the applicable project borrower under any contract with Sasol or any of its other subsidiaries, (c) obligations of Sasol or such subsidiary pursuant to completion or performance guarantees or price support, cost overrun support or other support obligations, in each case, in connection with the relevant project or (d) claims for indemnity or damages arising from breach of representations or covenants made by Sasol or such subsidiary to such financial institution or other person.

Limitation on Sale and Lease Back Transactions

        Sasol covenants in the indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a “Sale and Lease Back Transaction”), unless:

•	the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into since the first issuance of debt securities under the indenture and the aggregate principal amount of its debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary (but excluding debt secured by permitted liens bulleted under “Limitation on Liens” above, and excluding Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed a certain percentage of the consolidated net tangible assets of Sasol, as shown on the audited balance sheet prepared in accordance with International Financial Reporting Standards, which percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement;
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•	Sasol or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the indenture, as described in the bullet points under “Limitation on Liens” above;
•	Sasol applies an amount equal to the fair value of the Principal Property that is the subject of a Sale and Leaseback Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of Sasol or a Restricted Subsidiary that is not subordinated to the debt securities issued; or
•	Sasol enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

Certain Considerations Relating to Foreign Currencies

        Debt securities denominated or payable in currencies other than U.S. dollars may entail significant risks to U.S. holders. These risks include the possibility of significant fluctuations in the currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, including the rights and obligations attached thereto, please refer to “Item 10. Additional Information—10.B Memorandum of Incorporation” in our Form 20-F, incorporated by reference herein.

DESCRIPTION OF ADSS

For a description of our ADSs, including the rights and obligations attached thereto, please refer to “Item 12.D American depositary shares” in our Form 20-F and Exhibit 2.2 to our Form 20-F, incorporated by reference herein.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue subscription rights to subscribe for our ordinary shares. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

•	the title of the subscription rights;
•	the securities for which the subscription rights are exercisable;
•	the exercise price for the subscription rights;
•	the number of subscription rights issued;
•	the extent to which the subscription rights are transferable;
•	if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;
•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
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•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;
•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;
•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby or other underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for cash a number of our ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription form properly completed at the subscription rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, deliver our ordinary shares or ADSs purchasable with this exercise. Rights to purchase ordinary shares represented by ADSs will be evidenced by certificates issued by our ADS rights agent upon receipt by the ADS depositary of the rights to subscribe for ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

We may determine to offer subscription rights to our shareholders only or additionally to persons other than shareholders as described in the applicable prospectus supplement. In the event subscription rights are offered to our shareholders only and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than shareholders. In addition, we may enter into a standby or other underwriting arrangement with one or more underwriters under which the underwriter(s) will subscribe for any offered securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

TAXATION

The prospectus supplement will describe certain material U.S. federal income tax consequences of the ownership and disposition of any securities offered under this prospectus to certain U.S. persons (within the meaning of the U.S. Internal Revenue Code of 1986, as amended) who are initial investors, including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

The prospectus supplement will describe certain material South African income tax consequences to an investor who is a non-resident of South Africa of acquiring, owning and disposing of any securities offered under this prospectus, including whether the payments of principal of, premium and interest, if any, on the debt securities, and the payment of dividends, if any, on the ordinary shares, will be subject to South African withholding tax.

PLAN OF DISTRIBUTION

The offered securities may be sold, and the underwriters may resell these offered securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offered securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of these offered securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the offered securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
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•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	sales in which broker-dealers agree with us to sell a specified number of securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts or other obligations;
•	by an underwritten public offering;
•	by an underwritten offering of debt instruments convertible into or exchangeable for our ordinary shares on terms to be described in the applicable prospectus supplement;
•	in a combination of any of the above; or
•	any other method permitted pursuant to applicable law.

In addition, the offered securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

The offered securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the offered securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the U.S. Securities Act.

We may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us against and contribution toward certain liabilities, including liabilities under the U.S. Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for us, including our subsidiaries, in the ordinary course of their business.

If so indicated in the applicable prospectus supplement relating to a particular issue of offered securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the offered securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

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LEGAL MATTERS

Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Edward Nathan Sonnenbergs Inc. (trading as ENSafrica). Certain legal matters with respect to United States and New York law will be passed upon for us by Shearman & Sterling (London) LLP, who may rely, without independent investigation, on Edward Nathan Sonnenbergs Inc. (trading as ENSafrica) regarding certain South African legal matters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2021 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

South African law

Section 78(6) of the South African Companies Act, 2008 (the “South African Companies Act”) provides that:

•	a company may not indemnify a director or officer in respect of any liability for any loss, damages or costs arising as a direct or indirect consequence of:
o	the director or officer having acted in the name of the company, signed anything on behalf of the company, or purported to bind the company or authorize the taking of any action by or on behalf of the company, despite knowing that the director of officer lacked the authority to do so;
o	the director or officer having acquiesced in the carrying on of the company’s business despite knowing that it was being conducted recklessly, with gross negligence, with intent to defraud any person or for any fraudulent purposes;
o	the director or officer having been a party to an act or omission by the company despite knowing that the act or omission was calculated to defraud a creditor, employee or shareholder of the company, or had another fraudulent purpose; or
o	wilful misconduct or wilful breach of trust on the part of the director or officer; and
•	a company may not indemnify a director or officer in respect of any fine that may be imposed on a director or officer as a consequence of that director or officer having been convicted of an offense, unless the conviction was based on strict liability.

“Knowing” in this context means that the director or officer had actual knowledge or was in a position in which they reasonably ought to have:

•	had actual knowledge;
•	investigated the matter to an extent that would have provided the director or officer with actual knowledge; or
•	taken other measures which, if taken, would reasonably be expected to have provided the director or officer with actual knowledge of the matter.

Clause 36 of the Memorandum of Incorporation of Sasol Limited provides in effect that Sasol Limited may directly or indirectly indemnify a director, former director, alternate director, prescribed officer, member of a committee of the board of Sasol Limited (irrespective of whether that person is also a member of the board of Sasol Limited) or member of Sasol Limited’s audit committee (a “Person”) for:

•	any liability, other than a liability excluded under Section 78(6) of the South African Companies Act; and
•	any expenses to defend litigation in any proceedings arising out of the Person’s service to Sasol Limited, irrespective of whether Sasol Limited has advanced those expenses, if the proceedings:
o	are abandoned or exculpate the Person; or
o	arise in respect of any other liability for which Sasol Limited may indemnify the Person.

According to Section 77(7) of the South African Companies Act, proceedings to recover any loss, damages or costs for which a person is or may be held liable may generally not be commenced more than three years after the act of omission that gave rise to that liability.

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A company may in, in accordance with Section 78(8) of the South African Companies Act, claim reimbursement from any director or officer of the company for any money paid directly or indirectly to or on behalf of such director or officer in any manner inconsistent with the provisions of Section 78 of the South African Companies Act.

Section 78(7) of the South African Companies Act provides that, except to the extent that the company’s Memorandum of Incorporation disallows it, a company may purchase insurance to protect a director or officer against any liability or expense for which the company may indemnify a director or officer and to protect the company against any expenses that the company is permitted to advance to a director or officer.

Delaware law

The Issuer is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Pursuant to the limited liability company agreement of the Issuer, the Issuer shall indemnify a member manager, director, officer, employee or agent of the Issuer and certain other persons serving at the request of the Issuer in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Issuer, and, in any criminal proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the Issuer, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The directors and officers of the Issuer are insured under policies maintained by Sasol Limited, within the limits and subject to the limitations of the policies, against certain liabilities incurred by them in their capacities as such, including, among other things, certain liabilities under the Securities Act of 1933.

Item 9.	Exhibits

Exhibits:

*1.1	Form of underwriting agreement for guaranteed debt securities of Sasol Financing USA LLC.
*1.2	Form of underwriting agreement for equity securities of Sasol Limited.
4.1	Form of indenture for guaranteed debt securities of Sasol Financing USA LLC, among Sasol Financing USA LLC, as issuer, Sasol Limited, as guarantor, and Wilmington Savings Fund Society, FSB, as trustee.
4.2	Form of guaranteed fixed rate note of Sasol Financing USA LLC.
*4.3	Form of letter of allocation to exercise rights to purchase equity securities of Sasol Limited.
5.1	Opinion of Shearman & Sterling (London) LLP, U.S. counsel, as to the validity of the debt securities.
5.2	Opinion of Edward Nathan Sonnenbergs Inc. (trading as ENSafrica), South African counsel to Sasol Limited, as to the validity of the guarantee of the debt securities.
5.3	Opinion of Edward Nathan Sonnenbergs Inc. (trading as ENSafrica), South African counsel to Sasol Limited, as to the validity of Sasol Limited’s ordinary shares and rights to subscribe for Sasol Limited’s ordinary shares.
23.1	Consent of PricewaterhouseCoopers Inc., independent registered public accounting firm.
23.2	Consent of Shearman & Sterling (London) LLP (included in its opinion filed as Exhibit 5.1).
23.3	Consent of Edward Nathan Sonnenbergs Inc. (trading as ENSafrica) (included in its opinions filed as Exhibit 5.2 and 5.3).
24.1	Powers of Attorney of the registrants (included on the signature pages).
25.1	Statement of eligibility of Wilmington Savings Fund Society, FSB, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the Sasol Financing USA LLC guaranteed debt indenture.

_________

*	To be filed on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.
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Item 10.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Sasol Limited, a corporation organized and existing under the laws of the Republic of South Africa, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa on the 22 day of September, 2021.

SASOL LIMITED

By:	/s/ Paul Victor
Name: Paul Victor
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Paul Victor his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ Fleetwood Grobler	Executive Director (President and Chief Executive Officer)	September 22, 2021
Fleetwood Grobler
/s/ Paul Victor	Executive Director (Chief Financial Officer) (Principal Financial Officer)	September 22, 2021
Paul Victor
/s/ Feroza Syed	Senior Vice President: Financial Controlling and Governance (Principal Accounting Officer)	September 22, 2021
Feroza Syed
/s/ Vuyo Kahla	Executive Director	September 22, 2021
Vuyo Kahla
/s/ Katherine Harper	Independent Non-Executive Director	September 22, 2021
Katherine Harper
/s/ Sipho Nkosi	Independent Non-Executive Director	September 22, 2021
Sipho Nkosi
/s/ Manual Cuambe	Independent Non-Executive Director	September 22, 2021
Manual Cuambe

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/s/ Muriel Dube	Independent Non-Executive Director	September 22, 2021
Muriel Dube
/s/ Martina Flöel	Independent Non-Executive Director	September 22, 2021
Martina Flöel
/s/ Beatrix Kennealy	Independent Non-Executive Director	September 22, 2021
Beatrix Kennealy
/s/ Nomgando Matyumza	Independent Non-Executive Director	September 22, 2021
Nomgando Matyumza
/s/ Moses Mkhize	Independent Non-Executive Director	September 22, 2021
Moses Mkhize
/s/ Mpho Nkeli	Independent Non-Executive Director	September 22, 2021
Mpho Nkeli
/s/ Peter Robertson	Independent Non-Executive Director	September 22, 2021
Peter Robertson
/s/ Stephen Westwell	Independent Non-Executive Director	September 22, 2021
Stephen Westwell
/s/ Stanley Subramoney	Independent Non-Executive Director	September 22, 2021
Stanley Subramoney
/s/ Jennifer Gallagher	Authorized Representative in the United States	September 22, 2021
Jennifer Gallagher

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Sasol Financing USA LLC, a limited liability company organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Form F-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 22 day of September, 2021.

SASOL FINANCING USA LLC

By:	/s/ Paul Victor
Name: Paul Victor
Title: Authorized Signatory

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Paul Victor his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
/s/ Frederick Colin Meyer	Director and Chairman	September 22, 2021
Frederick Colin Meyer
/s/ Eric Stouder	Director (Principal Executive Officer)	September 22, 2021
Eric Stouder
/s/ Nina Stofberg	Director (Principal Financial Officer and Principal Accounting Officer)	September 22, 2021
Nina Stofberg

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EXHIBITS

Exhibit Number	Description
*1.1	Form of underwriting agreement for guaranteed debt securities of Sasol Financing USA LLC.
*1.2	Form of underwriting agreement for equity securities of Sasol Limited.
4.1	Form of indenture for guaranteed debt securities of Sasol Financing USA LLC, among Sasol Financing USA LLC, as issuer, Sasol Limited, as guarantor, and Wilmington Savings Fund Society, FSB, as trustee.
4.2	Form of guaranteed fixed rate note of Sasol Financing USA LLC.
*4.3	Form of letter of allocation to exercise rights to purchase equity securities of Sasol Limited.
5.1	Opinion of Shearman & Sterling (London) LLP, U.S. counsel, as to the validity of the debt securities.
5.2	Opinion of Edward Nathan Sonnenbergs Inc. (trading as ENSafrica), South African counsel to Sasol Limited, as to the validity of the guarantee of the debt securities.
5.3	Opinion of Edward Nathan Sonnenbergs Inc. (trading as ENSafrica), South African counsel to Sasol Limited, as to the validity of Sasol Limited’s ordinary shares and rights to subscribe for Sasol Limited’s ordinary shares.
23.1	Consent of PricewaterhouseCoopers Inc., independent registered public accounting firm.
23.2	Consent of Shearman & Sterling (London) LLP (included in its opinion filed as Exhibit 5.1).
23.3	Consent of Edward Nathan Sonnenbergs Inc. (trading as ENSafrica) (included in its opinions filed as Exhibit 5.2 and 5.3).
24.1	Powers of Attorney of the registrants (included on the signature pages).
25.1	Statement of eligibility of Wilmington Savings Fund Society, FSB, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the Sasol Financing USA LLC guaranteed debt indenture.

_________

*	To be filed on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.

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